Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606-1720

(312) 407-0700

November 19, 2012

HCP, Inc.

3760 Kilroy Airport Way, Suite 300

Long Beach, CA 90806

Re:                             Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as United States Federal income tax counsel to HCP, Inc., a Maryland corporation (“HCP”), in connection with the Underwriting Agreement, dated November 14, 2012 (the “Underwriting Agreement”), between the representatives of the several underwriters named therein (the “Underwriters”) and you, relating to the sale by you to the Underwriters of $800,000,000 aggregate principal amount of HCP’s 2.625% Senior Notes due 2020 (the “Securities”) to be issued under the Indenture, dated as of November 19, 2012 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 19, 2012 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), each between HCP and The Bank of New York Mellon Trust Company, N.A.  We have acted as tax counsel to HCP in connection with, and have participated in the preparation of, the Preliminary Prospectus and the Prospectus Supplement (each as defined herein).  Capitalized terms used herein but not defined shall have the meanings set forth in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)                                     the registration statement on Form S-3ASR (File No. 333-182824) of HCP relating to the Securities and other securities of HCP filed on July 24, 2012 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “1933 Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the 1933 Act (the “Rules and Regulations”), including certain documents filed by HCP pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus or the Preliminary Prospectus (each as defined below), as the case may be, as of the date hereof or as of 4:00 p.m. (Eastern time) on November 14, 2012, respectively (collectively, the “Incorporated Documents”) and information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);

(ii)                                 the prospectus, dated July 24, 2012 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(iii)                            the preliminary prospectus supplement, dated November 14, 2012 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”);

(iv)                              the prospectus supplement, dated November 14, 2012 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed by HCP pursuant to Rule 424(b) of the Rules and Regulations;

(v)                                 an executed copy of the Underwriting Agreement;

(vi)                              an executed copy of the Indenture;

(vii)                           the pricing term sheet, dated November 14, 2012, relating to the offering of the Securities (such pricing term sheet, together with the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus, the Underwriting Agreement and the Indenture, the “Offering Documents”); and

(viii)                        such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of HCP (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of HCP and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”).  These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel.  For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Offering Documents or in any other document.  In particular, we note that the Company may engage in transactions in which we have not provided legal advice, and have not reviewed, and of which we may be unaware.  We have, consequently, assumed and relied on your representation that the statements, representations and covenants contained in the Officers’ Certificate, the Offering Documents and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion.  We have assumed that such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality.  Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants.  We are not aware of any facts inconsistent with such statements, representations and covenants.  We have, at the Company’s request, also assumed for purposes of our opinion that any legal opinion received by the Company on or before November 8, 2010, to the effect that the Company was taxable as a real estate investment trust (a “REIT”) under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), is correct.  Any material change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers’ Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) HCP and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof.  It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States.  We express no opinion on any issue relating to HCP or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that, commencing with HCP’s taxable year that ended on December 31, 1985, HCP has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.

As noted in the Offering Documents, HCP’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us.  Accordingly, no assurance can be given that the actual results of HCP’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

We consent to the filing of this opinion as an exhibit to the Form 8-K, filed with the Commission on November 19, 2012.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP